For additional information, contact:
Dan Urness CFO and Treasurer danu@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2016 SECOND QUARTER RESULTS

PHOENIX, October 29, 2015 – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the second fiscal quarter ended September 26, 2015. This quarter's financial statements include the operations of two regional manufactured home builders acquired during the first quarter of fiscal year 2016. The Company purchased certain assets and liabilities of Chariot Eagle, which produces park model RVs and manufactured homes distributed in the Southeastern United States. The Company also purchased certain assets and liabilities of Fairmont Homes, a premier builder of manufactured and modular homes and park model RVs serving the Midwest, western Great Plains states, the Northeast and several provinces in Canada.
Financial highlights include the following:

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Net revenue for the second quarter of fiscal year 2016 totaled $192.0 million, up 37.8% from $139.3 million for the second quarter of fiscal year 2015. Net revenue for the first six months of fiscal 2016 was $353.6 million, up 27.0% from $278.5 million for the comparable prior year period. The increase was largely from homes sold by the new operations acquired this fiscal year and also from higher overall sales volume.

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Income before income taxes was $12.5 million for the second quarter of fiscal 2016, a $3.8 million increase from $8.7 million reported in the comparable quarter last year. For the first six months of fiscal 2016, income before income taxes increased $3.5 million to $21.1 million compared to $17.6 million for the comparable period in the prior year. Income before income taxes increased mainly from home sales volume during the quarter at the newly acquired factories as well as from pre-existing operations.

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Net income was $8.1 million for the second quarter of fiscal year 2016, compared to $5.5 million reported in the same quarter of the prior year. For the six months ended September 26, 2015, net income was $13.5 million, up $2.3 million from $11.2 million for the first six months of fiscal 2015.

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Net income per share for the second quarter of fiscal 2016, based on basic and diluted weighted average shares outstanding, was $0.91 and $0.89, respectively, versus $0.62 and $0.61, respectively for the comparable quarter last year. Net income per share for the six months ended September 26, 2015, based on basic and diluted weighted average shares outstanding, was $1.52 and $1.49, respectively, versus $1.27 and $1.25, respectively, for the prior year six month period.

Commenting on the results, Joseph Stegmayer, Chairman, President and Chief Executive Officer said, "We are pleased to report improved results this quarter. Home sales activity has been growing and our operations have been successful in capturing additional sales volume. The integrations of the recently purchased Fairmont Homes and Chariot Eagle operations are progressing as expected. The newly acquired operations are producing affordable housing solutions complementary to Cavco’s growing home product lineup while expanding our geographic footprint. In addition to these new businesses, a variety of U.S. housing indicators give us confidence in further organic growth potential and we believe the Company is well positioned to take advantage of increasing demand for affordable housing."

Cavco’s management will hold a conference call to review these results tomorrow, October 30, 2015, at 1:00 PM (Eastern Daylight Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes, Palm Harbor Homes, Fairmont Homes and Chariot Eagle. The Company is also a leading producer of park model RVs, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Custom Homes brand. Cavco’s mortgage subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Its insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; our ability to successfully integrate past acquisitions, including the recent acquisitions of Fairmont Homes and Chariot Eagle, and any future acquisition or attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance and insurance; a constrained consumer financing market; curtailment of available financing for retailers in the manufactured housing industry; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and declining housing demand; net losses in certain prior periods can be no assurance that we will generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and continued turmoil in the credit markets; increased costs of healthcare benefits for employees; governmental and regulatory disruption; information technology failures and data security breaches; extensive regulation affecting manufactured housing; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2015 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	September 26, 2015	March 28, 2015
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$92,863	$96,597
Restricted cash, current	9,644	9,997
Accounts receivable, net	30,592	26,994
Short-term investments	7,999	7,106
Current portion of consumer loans receivable, net	22,592	24,073
Current portion of commercial loans receivable, net	3,150	2,330
Inventories	89,038	75,334
Prepaid expenses and other current assets	18,890	14,460
Deferred income taxes, current	10,112	8,573
Total current assets	284,880	265,464
Restricted cash	1,081	1,081
Investments	24,887	24,813
Consumer loans receivable, net	70,550	74,085
Commercial loans receivable, net	20,624	15,751
Property, plant and equipment, net	53,479	44,712
Goodwill and other intangibles, net	80,900	76,676
Total assets	$536,401	$502,582
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,746	$17,805
Accrued liabilities	97,385	77,076
Current portion of securitized financings and other	6,856	6,590
Total current liabilities	123,987	101,471
Securitized financings and other	56,663	60,370
Deferred income taxes	20,637	20,587
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 20,000,000 shares authorized; Outstanding 8,890,931 and 8,859,199 shares, respectively	89	89
Additional paid-in capital	240,126	237,916
Retained earnings	95,100	81,645
Accumulated other comprehensive income	(201)	504
Total stockholders’ equity	335,114	320,154
Total liabilities and stockholders’ equity	$536,401	$502,582

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Net revenue	$191,964	$139,315	$353,632	$278,479
Cost of sales	152,409	107,718	282,243	215,164
Gross profit	39,555	31,597	71,389	63,315
Selling, general and administrative expenses	26,571	22,270	49,230	44,478
Income from operations	12,984	9,327	22,159	18,837
Interest expense	(965)	(1,161)	(1,980)	(2,337)
Other income, net	471	534	943	1,142
Income before income taxes	12,490	8,700	21,122	17,642
Income tax expense	(4,420)	(3,233)	(7,667)	(6,416)
Net income	$8,070	$5,467	$13,455	$11,226

Comprehensive income:
Net income	$8,070	$5,467	$13,455	$11,226
Unrealized (loss) gain on available-for-sale securities, net of tax	(296)	(102)	(705)	66
Comprehensive income	$7,774	$5,365	$12,750	$11,292

Net income per share:
Basic	$0.91	$0.62	$1.52	$1.27
Diluted	$0.89	$0.61	$1.49	$1.25
Weighted average shares outstanding:
Basic	8,878,075	8,852,860	8,870,862	8,850,509
Diluted	9,032,652	9,014,523	9,026,224	9,013,426

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Net revenue:
Factory-built housing	$177,455	$126,378	$325,001	$252,643
Financial services	14,509	12,937	28,631	25,836
Total net revenue	$191,964	$139,315	$353,632	$278,479

Income before income taxes:
Factory-built housing	$8,967	$5,690	$16,971	$13,308
Financial services	3,523	3,010	4,151	4,334
Total income before income taxes	$12,490	$8,700	$21,122	$17,642

Capital expenditures	$583	$527	$1,109	$937
Depreciation	$828	$593	$1,573	$1,232
Amortization of other intangibles	$116	$344	$305	$689

Factory-built homes sold:
by Company-owned retail sales centers	663	592	1,222	1,125
to independent retailers, builders, communities & developers	2,601	1,843	4,944	3,749
Total factory-built homes sold	3,264	2,435	6,166	4,874

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